Exhibit 10.4

SMURFIT-STONE CONTAINER CORPORATION

2010 MANAGEMENT INCENTIVE PLAN

ARTICLE I
PURPOSE OF THE PLAN

The Smurfit-Stone Container Corporation 2010 Management Incentive Plan (the “Plan”) is hereby established by the Compensation Committee of Smurfit-Stone Container Corporation, effective as of the confirmation date of a plan of reorganization in the Bankruptcy Proceedings, or such earlier date as may be established by the Committee.  The Plan is designed to drive the Company’s financial performance to meet or exceed the Company’s short-term financial and operational goals by providing Employees with annual performance-based incentive payments for the attainment of those short-term goals.  Payments under the Plan are intended to be exempt from section 409A of the Internal Revenue Code of 1986, as amended, as “short-term deferrals” within the meaning of Treasury Regulation section 1.409A-1(b)(4).  The Plan shall not create any contractual right of any individual to any Award prior to the payment of such award, unless otherwise expressly set forth herein.

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms, when capitalized, shall have the meanings set forth below:

Section 2.1.           “Award” means the annual cash incentive bonus awarded to an Employee under the Plan with respect to the Performance Periods in the Plan Year, which bonus is subject to the Company Achievement of the applicable Performance Targets and/or any other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective criteria established by the Committee.

Section 2.2.           “Bankruptcy Proceedings” shall mean the bankruptcy proceedings in the United States Bankruptcy Court for the District of Delaware with respect to In re: Smurfit-Stone Container Corporation, et al., Case No. 09-10235 (BLS).

Section 2.3.           “Base Pay” means the Employee’s base salary in effect on the last day of the Plan Year.  Base Pay does not include any bonuses, incentive pay or other supplemental pay or benefits, in each case, as determined by the Committee.

Section 2.4.           “Cause” shall mean: (a) the refusal or continued failure by the Employee to perform substantially all his or her duties with the Company (other than any failure resulting from incapacity due to physical or mental illness) after the Company provides the Employee a demand for substantial performance identifying in reasonable detail the manner in which the Employee has not substantially performed his or her duties; (b) a plea of guilty or nolo contendere by the Employee, or conviction of the Employee, for a felony; or (c) the determination by the Committee in its sole discretion that the Employee has engaged in: (1) illegal conduct or gross misconduct in connection with the Employee’s job duties or the business of the Company; (2) a material breach of any written policy of the Company; (3) fraud or material dishonesty in connection with the business of the Company; or (4) any violation of a statutory or common law duty of loyalty to the Company.

Section 2.5.           “Change in Control” means the occurrence of any one or more of the following:

(a)           The “beneficial ownership” of securities representing more than 20% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (c) of this definition will not be a Change in Control under this subparagraph (a), and provided further that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 20% or more of the Company Voting Securities; or

(b)           Individuals who, as of the first day following the confirmation of the Company’s plan of reorganization in the Bankruptcy Proceedings, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (the “Board”); provided, however, that an individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination)

beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d)           Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company;

(e)           The consummation of a reorganization under the U.S. Bankruptcy Code (other than pursuant to the Bankruptcy Proceedings); or

(f)            The consummation of a complete liquidation or dissolution of the Company under the U.S. Bankruptcy Code.

However, in no event will a Change in Control be deemed to have occurred, with respect to an Employee’s Award, if the Employee is part of a purchasing group that consummates the Change in Control transaction.  An Employee will be deemed “part of a purchasing group” for purposes of the preceding sentence if the Employee is an equity participant in the purchasing company or group (except: (i) passive ownership of less than 2% of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the continuing non-employee members of the Board).

Section 2.6.           “Committee” means the Compensation Committee of the Company, or any successor thereto or delegate thereof with the authority to act on behalf of the Committee with respect to this Plan.

Section 2.7.           “Company” means the Smurfit-Stone Container Corporation and includes any successor thereto, including pursuant to a plan of reorganization under the U.S. Bankruptcy Code.

Section 2.8.           “Company Achievement” means the percentage of the Performance Target achieved by the Company in a Performance Period, as determined by the Committee.

Section 2.9.           “Confirmation Date” means the confirmation date of a plan of reorganization in the Bankruptcy Proceedings.

Section 2.10.        “Disability” shall mean an individual’s long-term disability as defined under the long-term disability plan of the Company that covers that individual; or if the individual is not covered by such a long-term disability plan, an individual’s disability as defined for purposes of eligibility for a disability award under the Social Security Act.

Section 2.11.        “Emergence Date” means the date on which the Company’s plan of reorganization confirmed in the Bankruptcy Proceedings becomes effective.

Section 2.12.        “Employee” means an individual who is (a) a regular part-time or full-time employee of the Company or one of its subsidiaries or affiliates, other than an individual classified by his or her employer as a contractor or intern, and (b) designated by the Committee as eligible to participate in the Plan.

Section 2.13.        “Incentive Statement” means a letter or other writing (including in electronic format) provided by the Company to an Employee that sets forth the Award that an Employee may earn under the Plan (or otherwise describes an Employee’s eligibility to participate in the Plan), that also may describe the performance metrics and any other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria applicable to an Employee, in each case as established by the Committee.

Section 2.14.        “Payment Date” means the date on which an Award is paid to an Employee.

Section 2.15.        “Performance Period” means (i) January 1 through June 30, 2010, or (ii) July 1 through December 31, 2010, as the case may be.

Section 2.16.        “Performance Target” means the Company’s financial and/or operational goals for the Performance Period of January 1 through June 30, 2010, or July 1 through December 31, 2010, as the case may be, as established by the Committee.

Section 2.17.        “Plan Year” means the one year period commencing on January 1, 2010 and ending on December 31, 2010.

Section 2.18.        “Retirement” shall mean an employee’s retirement from the Company after the attainment of age 55 and the completion of at least five years of service with the Company.

Section 2.19.        “Target Incentive” means the percentage of an Employee’s Base Pay, as determined by the Committee based on the Employee’s position and as reflected in the Employee’s Incentive Statement (or otherwise approved by the Committee prior to the Confirmation Date), that, subject to the provisions of Sections 3.1 and 3.2 below, he or she will receive as an Award for the Plan Year if Company Achievement of each of the Performance Targets (and of any other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria established by the Committee) is equal to 100%.  In the case of an Employee who is designated by the Committee as eligible to participate in the Plan prior to the Effective Date of this Plan, the Committee (or the Company’s Chief Executive Officer and/or President with respect to each such Employee other than an officer of the Company under Section 16 of the Securities Exchange Act of 1934) has established and approved (a) a Target Incentive that shall be applicable with respect to the portion of the Plan Year from January 1, 2010 until the later of the Emergence Date or June 30, 2010 and (b) a separate Target Incentive (which may be lower) that shall be applicable with respect to the remainder of the Plan Year that begins on the later of the Emergence Date or June 30, 2010 until December 31, 2010.

ARTICLE III

AWARD ELIGIBILITY

Section 3.1.           Eligibility.

(a)   Subject to Section 3.2, an individual shall be eligible to receive the portion of an Award that relates to a Performance Period during the Plan Year if he or she:

(1)                    was employed on or before September 30, 2010;

(2)                    was designated as an eligible Employee for the Performance Period; and

(3)                    is an Employee on the last day of the Plan Year,

in all cases as determined by the Committee.  The portion of an Award that relates to a Performance Period may be prorated, at the sole discretion of the Committee, to the extent the individual has not performed services as an active Employee for the entirety of such Performance Period.

(b)   In the event an Employee (i) transfers out of or otherwise assumes another position that is ineligible to participate in the Plan or (ii) transfers into or otherwise assumes another position that is (or remains, as the case may be) eligible to participate in the Plan, the Committee retains the sole discretion to determine what adjustments, if any, will be made to the Employee’s Target Incentive.

(c)   The Committee retains the discretion to reduce or eliminate an Award for any Employee who is not employed on the date on which payment of an Award is made or whose performance does not consistently meet expectations.  The Committee also retains the discretion to increase the Target Incentive of any Employee (other than an officer of the Company under Section 16 of the Securities Exchange Act of 1934) at any time during the Plan Year.

Section 3.2.           Ineligibility / Termination of Employment.

(a)   Notwithstanding anything herein to the contrary (but subject to Section 3.2(c)), except as otherwise determined by the Committee, if, prior to the date on which the payment of an Award is made, the employment of an Employee is terminated (whether not such termination occurs before or after the end of the Performance Period to which a portion of the Award relates), by reason of death, Disability or Retirement or without Cause, such Employee shall be eligible to receive part of the portion of an Award which relates to such Performance Period that shall be prorated on the basis of the calendar days in the Performance Period during which such Employee was employed by the Company and based on the Company’s actual performance during such Performance Period; provided, however, that such Employee was employed by the Company (or became employed in a position eligible to participate in the Plan) for at least three full calendar months during the Plan Year.

(b)   Notwithstanding anything herein to the contrary (but subject to Section 3.2(c)), except as otherwise determined by the Committee, if, prior to the date on which the payment of an Award is made, the employment of an Employee is terminated by the Employee for any reason other than Retirement or is terminated by the Company for Cause, such Employee shall not be eligible to receive any unpaid amounts under the Plan (even if such termination occurs subsequent to the last day of a Performance Period and/or Plan Year).

(c)   Notwithstanding anything herein to the contrary, in the case of an Employee with an employment agreement or similar agreement with the Company which addresses the Employee’s entitlement to an annual bonus which has not been paid as of the date of the Employee’s termination of employment with the Company, the amount, if any, of an Award which is payable to such Employee following the Employee’s termination of employment with the Company shall be determined by the terms of such agreement.

ARTICLE IV
CALCULATION OF AWARD

Section 4.1.           Performance Targets.  The Committee shall establish Performance Targets for each Performance Period.  Each Performance Target shall include a threshold level of performance below which no portion of an Award shall be payable, levels of performance at which specified percentages of the target Award shall be payable, and a maximum level of performance above which no additional Award shall be payable.  The Performance Target for a Performance Period, as well as the threshold and maximum levels of performance, may be changed by the Committee in the event of changed or unanticipated circumstances, as determined by the Committee in its discretion.

Section 4.2.           Semi-annual Performance Periods.  Awards under the Plan will include a portion which relates to each of the two semi-annual Performance Periods in the Plan Year.  The Company will establish two Performance Targets, one for each Performance Period in the Plan Year.  Subject to the provisions of Sections 3.1 and 3.2 above, an Employee is eligible to receive after the end of the Plan Year the portion of an Award which relates to each Performance Period during the Plan Year subject to the Company Achievement of the Performance Targets and any other applicable objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria established by the Committee.

Section 4.3.           Awards.

(a)   The Company shall provide an Incentive Statement to each Employee as soon as practicable after this Plan becomes effective.  The Incentive Statement shall explain the Award that the Employee is eligible to earn for the Plan Year (or shall otherwise describe such Employee’s eligibility to participate in the Plan) and shall describe the Performance Targets applicable to the Performance Periods in the Plan Year as well as any other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria applicable to the individual Employee, as established by the Committee.  Subject to the provisions of Sections 3.1 and 3.2 above, payment of the portion of an Award which relates to a Performance Period shall be made only if and to the extent that a pre-determined threshold percentage of the Performance Target with respect to such Performance Period is attained, and all other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria applicable to the Employee have been met.  Unless otherwise provided in an Employee’s

Incentive Statement, the actual amount of the Award payable to an Employee under the Plan shall be determined as a percentage of the Employee’s Target Incentive in accordance with Section 2.19, which percentage shall vary depending upon the extent to which the Performance Targets for the Performance Periods during the Plan Year have been attained and all other objectives or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria applicable have been met.  The Award that an Employee is eligible to earn for the Plan Year may be changed by the Committee in the event of changed or unanticipated circumstances, as determined by the Committee in its discretion, provided that such change is not inconsistent with the terms of this Plan or the applicable Employee’s Incentive Statement.

(b)   The following will apply with respect to the calculation of the actual amount of the total Award that an Employee will receive for the Plan Year:  (i) 50% of the Employee’s applicable Target Incentive shall be paid for 85% achievement of the applicable Performance Target for the applicable Performance Period; (ii) 100% of the Employee’s applicable Target Incentive shall be paid for 100% achievement of the applicable Performance Target for the applicable Performance Period performance; and (iii) 175% of the Employee’s applicable Target Incentive shall be paid for 140% achievement of the applicable Performance Target for the applicable Performance, provided that (A) this subsection (iii) shall not apply to Employees who were designated as “Tier III” participants under the Company’s 2009 Management Incentive Plan with respect to the portion of the Plan Year that precedes the Emergence Date (but shall apply on the Emergence Date and for the remainder of the Plan Year) and (B) with respect to the calculation of such portion of the Award for each Employee that relates to the period of time beginning on the Emergence Date through December 31, 2010, the foregoing 175% shall be increased to 200%.

Section 4.4.           Emergence from Bankruptcy / Liquidation.  In the event that during the Plan Year the United States Bankruptcy Court for the District of Delaware presiding over the Bankruptcy Proceedings, confirms a plan of reorganization for the Company the reorganized Company shall assume the Plan in connection with the confirmation and effectiveness of such a plan of reorganization.  In the event that during the Plan Year the Company consummates a liquidation pursuant to Section 2.5(d) or (f), then each Employee shall receive the portion of an Award which relates to any completed Performance Period and a part of the portion of an Award which relates to the Performance Period in which the liquidation is consummated, which part shall be determined by (a) prorating on the basis of the calendar days during which such Employee shall have been employed by the Company during such Performance Period and (b) based on the Company’s actual performance through the date of liquidation measured as a percentage of the Company’s financial/operational targets prorated on the basis of the calendar days elapsed during such Performance Period.

ARTICLE V
PAYMENT OF AWARDS

Section 5.1.           Time of Payment.  Payment of Awards shall be made within a reasonable period after the end of the Plan Year, but in no event later than March 15, 2011.

Section 5.2.           Form of Payment.  Awards shall be paid in the form of a lump sum cash payment.

ARTICLE VI
ADMINISTRATION

Section 6.1.           The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan in accordance with the provisions set forth herein, including without limitation the authority to: (i) select the Employees to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions of each Award, consistent with the terms of the Plan; and (iii) determine the Award formula for every Employee in each Performance Period consistent with the terms of the Plan, subject to the Company Achievement and the Company’s satisfaction of any and all other objective or (except in the case of an officer of the Company under Section 16 of the Securities Exchange Act of 1934) subjective performance criteria established by the Committee.  In this connection, the Committee may delegate to any corporation, committee or individual(s), regardless of whether any such individuals are employees of the Company, the duty to act for the Committee hereunder.

Section 6.2.           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company and any Employee.  A majority of the members of the Committee may determine its actions.

Section 6.3.           No officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith.

Section 6.4.           The expenses of administering the Plan shall be paid by the Company and shall not be charged against the Plan.

ARTICLE VII
MISCELLANEOUS

Section 7.1.           Successors.  All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor results from a Change in Control or otherwise.  In the event that the Company’s successor, including the reorganized Company following the assumption of the Plan in connection with the confirmation of a plan of reorganization (other than in the Bankruptcy Proceedings), terminates the Plan prior to December 31, 2010, then each Employee who is actively employed on the date of such termination of the Plan shall receive the portion of an Award which relates to any completed Performance Period and a part of the portion of an Award which relates to the Performance Period in which the Plan is terminated, which part shall be determined by (a) prorated on the basis of the calendar days during which such Employee shall have been employed by the Company during such Performance Period and (b) based on the Company’s actual performance through the date of Plan termination measured as a percentage of the Company’s financial/operational targets prorated on the basis of the calendar days elapsed during such Performance Period.

Section 7.2.           Nontransferability.  No Award payable hereunder, nor any right to receive any future Award hereunder, may be assigned, alienated, sold, transferred, anticipated, pledged, encumbered, or subjected to any charge or legal process, and if any such attempt is made, or a person eligible for any Award hereunder becomes bankrupt, the Award under the Plan which would otherwise be payable with respect to such person may be terminated by the Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such Award that it deems appropriate.

Section 7.3.           Beneficiary Designation.  Each Employee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Award under the Plan is to be paid in case the Employee should die before receiving any or all of his or her Award.  Each beneficiary designation will revoke all prior designations by the same Employee with respect to this Plan, must be in a form prescribed by the Committee, and must be made during the Employee’s lifetime.  If the Employee’s designated beneficiary predeceases the Employee or no beneficiary has been designated, any Award remaining unpaid at the Employee’s death may, in the sole discretion of the Committee, (a) be paid to the Employee’s estate or to one or more of the dependents of the Employee or (b) be disposed of in any other manner that the Committee deems appropriate.

Section 7.4.           Claim to Awards and Employment Rights.  Nothing in this Plan shall require the Company to segregate or set aside any funds or other property for purposes of paying all or any portion of an Award hereunder.  No person shall have any right, title or interest in or to any Award hereunder (or any portion of such award, including but not limited to any Surplus Award) prior to the actual payment thereof, nor to any property of the Company.  Eligibility for an Award in one year or Performance Period does not entitle an individual to be eligible for an Award in any other year or Performance Period.  Neither the adoption of the Plan nor the continued operation thereof shall confer upon any Employee any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of any Employee at any time for any reason, with or without cause.

Section 7.5.           Income Tax Withholding/Rights of Offset.  The Company shall have the right to deduct and withhold from all Awards all federal, state and local taxes as may be required by law.  In addition to the foregoing, the Company shall have the right to set off against the amount of any Award which would otherwise be payable hereunder, the amount of any debt, judgment, claim, expense or other obligation owed at such time by the Employee to the Company, as permitted by law.

Section 7.6.           Effective Date of Plan.  The Plan shall be effective as of the confirmation date of a plan of reorganization in the Bankruptcy Proceedings, or such earlier date as may be established by the Committee.

Section 7.7.           Termination of Plan.  The Plan may be terminated at any time and for any reason by the Committee.

Section 7.8.           Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

Section 7.9.           Governing Law.  All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.